EXHIBIT 23.2

SMITH, CARNEY & CO., P.C.

CERTIFIED PUBLIC ACCOUNTANTS

Joseph E. Brueggen	5100 N. Brookline Ave., Suite 1000
Kevin L. Fosbenner	Oklahoma City, OK 73112-3627
Edward W. Granger	BUS: (405) 272-1040
Rebecca A. Hembree	FAX: (405) 235-6180
Joseph W. Hornick	1-800-570-1040
Kevin D. Howard
Van R. Oliver	5 S. Commerce, Suite 33
Ardmore, OK 73401-3924
BUS: (580) 226-1227
Of Counsel	FAX: (580) 226-1229
Kenneth L. Carney	1-866-570-1040
H. Kirby Smith
www.smithcarney.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-150368, 333-171521; 333-173130; and 333-175157), Form S-4 (No. 333-177650) and Form S-8 (No. 333-150356, 333-151916, and 333-167582) of our report dated February 27, 2009, except for the restatement described in Note B (not presented in the December 31, 2010 Form 10-K) of the Company’s 2009 Annual Report on Form 10-K, as to which the date is March 16, 2010 and Note P of the Company’s 2010 financial statements on this Form 8-K, as to which the date is November 1, 2011, with respect to the related consolidated statement of operations, changes in equity, comprehensive income (loss) and cash flows for the year ended December 31, 2008, which report appears in this Form 8-K of GMX Resources Inc. and Subsidiaries.

/s/ Smith, Carney & Co., p.c.

Oklahoma City, OK

January 20, 2012

Member American Institute of Certified Public Accountants

Member AICPA Peer Review Program

PCAOB Registered Firm